SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2002

ADVANCED MICRO DEVICES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-07882	94-1692300
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One AMD Place, Sunnyvale, California 94086
(Address of Principal Executive Offices) (Zip Code)

(408) 732-2400
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.    OTHER EVENTS.

On November 25, 2002, Advanced Micro Devices, Inc. (the “Company”) completed an underwritten offering of $402,500,000 aggregate principal amount of its 4.50% Convertible Senior Notes due 2007 (the “Securities”) under its Registration Statement on Form S-3, filed with the Securities and Exchange Commission (the “Commission”) on September 7, 2000 (File No. 333-45346), as amended by Post-Effective Amendment No. 1 filed with the Commission on November 21, 2002, a Prospectus, dated September 18, 2000, and the related Prospectus Supplement, dated November 19, 2002, relating to the offer and sale by the Company of the Securities. The terms and conditions of the Securities and related matters are set forth in the Underwriting Agreement, dated as of November 19, 2002, by and among the Company, Banc of America Securities LLC, Salomon Smith Barney Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated filed as Exhibit 1.1 hereto; the Indenture, dated as of November 25, 2002, by and between the Company and The Bank of New York, as trustee (the “Indenture”), filed as Exhibit 4.1 hereto; and, pursuant to Sections 2.01 and 10.04 of the Indenture, the Officers’ Certificate filed as Exhibit 4.2 hereto. A form of the Company’s 4.50% Convertible Senior Note is filed as Exhibit 4.3 hereto.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)              Exhibits

 The following exhibits are filed as part of this Report:

No.	Exhibit

1.1	Underwriting Agreement dated as of November 19, 2002, by and among the Company, Banc of America Securities LLC, Salomon Smith Barney Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

4.1	Indenture dated as of November 25, 2002, by and between the Company and The Bank of New York.

4.2	Officers’ Certificate dated as of November 25, 2002.

4.3	Form of 4.50% Convertible Senior Note due 2007.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MICRO DEVICES, INC. (Registrant)

By:	/s/ Hollis O’Brien
Hollis O’Brien Vice President, Deputy General Counsel and Assistant Secretary

Dated:  November 26, 2002

3

EXHIBIT INDEX

1.1	Underwriting Agreement dated as of November 19, 2002, by and among the Company, Banc of America Securities LLC, Salomon Smith Barney Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

4.1	Indenture dated as of November 25, 2002, by and between the Company and The Bank of New York.

4.2	Officers’ Certificate dated as of November 25, 2002.

4.3	Form of 4.50% Convertible Senior Note due 2007.